UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to § 240.14a-12
TALEO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)
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May 5, 2006
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders of Taleo Corporation that will be held on Thursday, June 15, 2006 at 2:00 p.m., Pacific time, at The Palace Hotel located at 2 New Montgomery Street, San Francisco, California, 94105.
      Details regarding admission to the Annual Meeting of Stockholders and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Also included is a copy of our 2005 Annual Report to Stockholders. We encourage you to read this information carefully.
      Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Please review the instructions on the proxy card regarding each of these voting options.
      Thank you for your ongoing support of Taleo.

Very truly yours,

Michael Gregoire
Chief Executive Officer and President

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, June 15, 2006 at 2:00 p.m., Pacific time.

Place:	The Palace Hotel, located at: 2 New Montgomery Street, San Francisco, California, 94105.

Items of Business:	(1) To elect two Class I directors for a term of three years or until their respective successors have been duly elected and qualified.

(2) To ratify the appointment of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

(3) To transact such other business as may properly come before the Annual Meeting. These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 20, 2006.

Voting:	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or vote on the Internet or by telephone as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2006 Annual Meeting and Procedural Matters” and the instructions on the enclosed proxy card.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

By Order of the Board of Directors,

Divesh Sisodraker
Executive Vice President,
Chief Financial Officer and Secretary
      This notice of annual meeting, proxy statement and accompanying form of proxy card are being distributed on or about May 5, 2006.

Page

Questions and Answers About the 2006 Annual Meeting and Procedural Matters
Why am I receiving these materials?	1
Can I attend the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	1
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	1
How can I vote my shares in person at the Annual Meeting?	1
How can I vote my shares without attending the Annual Meeting?	2
How many shares must be present or represented to conduct business at the Annual Meeting?	2
What proposals will be voted on at the Annual Meeting?	2
What is the voting requirement to approve these proposals?	2
How are votes counted?	2
How does the Board of Directors recommend that I vote?	2
If I sign a proxy, how will it be voted?	3
Can I change my vote?	3
What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?	3
What should I do if I receive more than one set of voting materials?	3
Where can I find the voting results of the Annual Meeting?	3
Who pays for the proxy solicitation process?	4
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	4
What is the mailing address for Taleo’s principal executive offices?	4
Proposal One — Election of Directors	5
General	5
Nominees	5
Information Regarding Nominees and Other Directors	5
Board Meetings and Committees	9
Director Compensation	10
Corporate Governance Matters	11
Proposal Two — Ratification of the Appointment of Independent Registered Public Accounting Firm	13
Principal Accounting Fees and Services	13
Pre-Approval of Audit and Non-Audit Services	14
Security Ownership of Certain Beneficial Owners and Management	15
Section 16(a) Beneficial Ownership Reporting Compliance	17
Executive Compensation	18
Summary Compensation Table	18
Option Grants in Last Fiscal Year	19
Option Exercises and Holdings	20
Equity Compensation Plan Information	20
Employment Agreements and Change in Control Arrangements	21
Compensation Committee Interlocks and Insider Participation	24
Certain Relationships and Related Party Transactions	24
Report of the Audit Committee of the Board of Directors	25
Report of the Compensation Committee of the Board of Directors	26
Stock Price Performance Graph	28
Other Matters	28

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS
Questions and Answers About the 2006 Annual Meeting and Procedural Matters

Q:	Why am I receiving these materials?

A:	The Board of Directors of Taleo Corporation is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 15, 2006 at 2:00 p.m., Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

The Annual Meeting will be held at The Palace Hotel, located at 2 New Montgomery Street, San Francisco, California, 94105. The telephone number at that location is (415) 512-1111.

Stockholders are invited to attend the Annual Meeting and requested to vote on the proposals to (i) elect two Class I directors and (ii) approve the ratification of Taleo’s independent registered public accounting firm.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 20, 2006. Please notify Myretta Howard (by calling (415) 538-9068 ext. 3663 or by emailing mhoward@taleo.com) if you are planning to attend the Annual Meeting. In addition, you should bring proof of identity for entrance to the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of Taleo’s Class A common stock, par value $0.00001 per share, and Taleo’s Class B common stock, par value $0.00001 per share (collectively, the “Common Stock”), at the close of business on April 20, 2006 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date.

As of the Record Date, there were 18,830,393 shares of Class A common stock and 4,038,287 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. No shares of Taleo’s preferred stock were outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with Taleo’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” The Notice of Annual Meeting, Proxy Statement and accompanying form of proxy card have been sent directly to you by Taleo.

Many Taleo stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice of Annual Meeting, Proxy Statement and accompanying form of proxy card have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, bank or other nominee.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions as described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	If you are a stockholder of record, you may instruct the proxy holders how to vote your shares by completing, signing, dating and returning the proxy card in the enclosed, postage pre-paid envelope, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the telephone and Internet voting systems are on the proxy card. The telephone and Internet voting systems for stockholders of record will be available until 12:00 a.m. (Eastern time) on June 15, 2006. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, bank or other nominee will indicate if Internet and telephone voting is available, and if they are available, will provide details regarding Internet and telephone voting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote on:

(1) the election of two Class I directors for a term of three years or until their respective successors have been duly elected and qualified; and

(2) the ratification of the appointment of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Q:	What is the voting requirement to approve these proposals?

A:	A plurality of the votes duly cast is required for the election of directors.

The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm.

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” on each of the two nominees for election as director. The two nominees for director receiving the highest number of affirmative votes will be elected as directors of Taleo to serve for a term of three years or until their respective successors have been duly elected and qualified. Abstentions and broker non-votes will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

• “FOR” the two nominees for election as director listed in Proposal One; and

• “FOR” the ratification of the appointment of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Q:	If I sign a proxy, how will it be voted?

A:	All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. Taleo does not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change my vote?

A:	Subject to any rules your broker may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with Taleo’s Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by making a timely and valid later Internet or telephone vote, as the case may be.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee or (2) if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by Taleo’s Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to Taleo’s Secretary or should be sent so as to be delivered to Taleo’s principal executive offices, Attention: Corporate Secretary.

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy card covering my shares?

A:	Subject to any rules your broker may have, you may attend the Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you will be superseded by the vote that you cast at the Annual Meeting. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

If a broker, bank or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Taleo proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will provide final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

Q:	Who pays for the proxy solicitation process?

A:	Taleo will bear all expenses of this solicitation, including the cost of preparing and mailing this proxy material. Taleo may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Taleo may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Taleo may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future meetings.

Requirements for stockholder proposals to be considered for inclusion in Taleo’s proxy materials — Stockholders may present proper proposals for inclusion in Taleo’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Taleo’s Secretary in a timely manner. In order to be included in the proxy statement for the 2007 annual meeting of stockholders, stockholder proposals must be received by Taleo’s Secretary no later than January 5, 2007, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, Taleo’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to Taleo’s Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Taleo’s bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors or (3) properly brought before the meeting by a stockholder who has delivered written notice to the Secretary of Taleo no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is 120 days prior to the one year anniversary of the date on which Taleo first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2007 annual meeting of stockholders is January 5, 2007.

If a stockholder who has notified Taleo of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Taleo need not present the proposal for vote at such meeting.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Taleo. All notices of proposals by stockholders, whether or not included in Taleo’s proxy materials, should be sent to Taleo’s principal executive offices, Attention: Corporate Secretary.

Q:	What is the mailing address for Taleo’s principal executive offices?

A:	Taleo’s principal executive offices are currently located at 575 Market Street, Eighth Floor, San Francisco, California 94105. As of July 1, 2006, our principal executive offices will be located at 4140 Dublin Boulevard, Suite 400, Dublin, California 94568. Any written requests for information, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be addressed to our Dublin, California address after such date.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
      Taleo’s Board of Directors is currently comprised of eight members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
Nominees
      Two Class I directors have been nominated for election at the Annual Meeting for a three-year term expiring in 2009. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Mark Bertelsen and Howard Gwin for re-election as Class I directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the reelection of Messrs. Bertelsen and Gwin. Taleo expects that Messrs. Bertelsen and Gwin will accept such nominations; however, in the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. The term of office of each person elected as director will continue until such director’s term expires in 2009 or until such director’s successor has been duly elected and qualified.
The Board of Directors Recommends a Vote “For” the Nominees Listed Above.
Information Regarding Nominees and Other Directors
Nominees for Class I Directors for a Term Expiring in 2009

Name	Age	Principal Occupation and Business Experience

Mark Bertelsen	62	Senior Partner, Wilson Sonsini Goodrich & Rosati. Mr. Bertelsen has served as a director since June 2002. Mr. Bertelsen joined the law firm of Wilson Sonsini Goodrich & Rosati in 1972, was the firm’s managing partner from 1991 to 1996, and is currently a member of the firm’s Policy Committee of Senior Partners. Mr. Bertelsen also serves on the boards of directors of Autodesk, Inc. and Informatica Corporation. Mr. Bertelsen holds a bachelor’s degree in political science from the University of California, Santa Barbara and a law degree from the University of California, Berkeley.

Name	Age	Principal Occupation and Business Experience

Howard Gwin	47	Executive Management Consultant. Mr. Gwin has served as a director since December 2004. Mr. Gwin is an executive management consultant, advising chief executive officers in the technology industry. Prior to being an executive management consultant, Mr. Gwin served as a consultant to Solect Technology Group, a provider of billing, customer care and service management software, from May 2000 to December 2000 and as president and chief executive officer of Solect from February 2000 to April 2000. Prior to Solect, Mr. Gwin served as executive vice president, worldwide operations, at PeopleSoft, Inc., an enterprise software company, from February 1999 to January 2000, as senior vice president, international, from January 1998 to January 1999, as vice president, Europe from May 1996 to December 1997 and as vice president, Canada, from September 1994 to May 1996. Prior to PeopleSoft, Mr. Gwin served as general manager of strategic operations at Xerox Corporation, a technology and services enterprise, from October 1992 to August 1994. Mr. Gwin also serves on the boards of directors of MKS Inc. and several private companies. Mr. Gwin holds a bachelor’s degree in business administration from Simon Fraser University in Canada.
Incumbent Class II Directors Whose Term Expires in 2007

Name	Age	Principal Occupation and Business Experience

Michael Gregoire	40	President and Chief Executive Officer, Taleo Corporation. Mr. Gregoire has served as Taleo’s president and chief executive officer since March 2005 and as a director since April 2005. Prior to joining Taleo, Mr. Gregoire worked at PeopleSoft, an enterprise software company, from May 2000 to January 2005, most recently as executive vice president, global services. Prior to PeopleSoft, Mr. Gregoire served as managing director for the Global Financial Markets at Electronic Data Systems, Inc, a technology services provider, from 1996 to April 2000. Mr. Gregoire holds a master’s degree from California Coast University and a bachelor’s degree in physics and computing from Wilfred Laurier University in Ontario, Canada.

Name	Age	Principal Occupation and Business Experience

Eric Herr	58	Executive-in-Residence, Whittemore School of Business, University of New Hampshire. Mr. Herr has served as a director since March 2004. Mr. Herr has served as an executive-in-residence at the Whittemore School of Business at the University of New Hampshire since September 1999. Mr. Herr previously served as president and chief operating officer of Autodesk, Inc., a design software and digital content company, from September 1996 to September 1999. Mr. Herr also served as Autodesk’s chief financial officer from May 1992 until September 1996, as vice president, finance and administration, from January 1995 to May 1995, and as vice president, emerging businesses, from December 1992 through January 1995. Mr. Herr holds a bachelor’s degree in economics from Kenyon College and a master’s degree in economics from Indiana University.
Michael Tierney	53	Chief Executive Officer, Seneca Investments, LLC. Mr. Tierney has served as a director since February 2001. Since 2001, Mr. Tierney has been the chief executive officer of Seneca Investments, LLC, which owns various investments in digital marketing and communications companies. Prior to joining Seneca, Mr. Tierney was a senior executive with Omnicom Group, Inc., a holding company of advertising, marketing and communications firms. From 1983 to 1992, and from 1995 to 2000, when he joined Omnicom, Mr. Tierney was an investment banker with Lehman Brothers, Stamford Company and Ecoban Finance Ltd., focusing on international transactions. From 1992 to 1995, he was President of Alusit Ltd., an international specialty packaging company subsequently acquired by Japan Tobacco, part of the Japanese Ministry of Finance. From 1979 to 1983, Mr. Tierney practiced law in New York and Hong Kong with Coudert Brothers, and as General Counsel, Asia, for American Express Bank. Mr. Tierney holds a bachelor’s degree in English from the University of Maryland and a law degree from the University of Chicago.

Incumbent Class III Directors Whose Term Expires in 2008

Name	Age	Principal Occupation and Business Experience

James Maikranz	59	Former Senior Vice President, Worldwide Sales, J.D. Edwards & Company. Mr. Maikranz has served as a director since November 2003. Mr. Maikranz previously served as senior vice president, worldwide sales, at J.D. Edwards & Company, an enterprise software company, from 1998 to 2001. Prior to joining J.D. Edwards, Mr. Maikranz served as senior vice president of worldwide sales for SAP, an enterprise software company, from 1991 to 1998. Mr. Maikranz also serves on the board of directors of IONA Technologies PLC.
Jeffrey Schwartz	41	Managing Director, Bain Capital Venture Partners, LLC. Mr. Schwartz has served as a director since January 2001. Mr. Schwartz is a managing director of Bain Capital Venture Partners, LLC, a private investment firm. Prior to joining Bain Capital Venture Partners in March 2000, Mr. Schwartz was a vice president of Wellington Management Company, LLP, an investment management firm, from January 1999 to February 2000, and a vice president with Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, from August 1994 to January 1999. Mr. Schwartz holds a bachelor’s degree in economics from Dartmouth College and a master’s degree in business administration from Harvard University.
Louis Tetu	41	Chairman of the Board, Taleo Corporation. Mr. Tetu has served as Taleo’s chairman of the board of directors since March 2006. Prior to serving as chairman, Mr. Tetu served as Taleo’s executive chairman of the board of directors from April 2005 to February 2006, chairman of the board of directors from July 1999 to April 2005, chief executive officer from July 1999 to March 2005 and president from March 2004 to March 2005. Prior to joining Taleo, Mr. Tetu served as president of Baan Supply Chain Solutions, an enterprise applications vendor, from May 1996 to December 1998, following its acquisition of Berclain Group Inc., a supply chain management solutions vendor. Mr. Tetu co-founded and served as president of Berclain Group from 1989 to April 1996. Mr. Tetu also serves on the board of directors of L’Entraide Mutual Life Insurance Company of Canada. Mr. Tetu holds a bachelor’s degree in mechanical engineering from Laval University in Canada.
      There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees
      During 2005, the Board of Directors held a total of six meetings (including regularly scheduled and special meetings) and also took certain actions by written consent. Other than James Maikranz, each of the directors attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which he served during the past fiscal year. Taleo’s Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee
      The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Howard Gwin, Eric Herr and Michael Tierney, each of whom is “independent” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. Mr. Herr is the chairman of the Audit Committee. The Board of Directors has determined that Mr. Herr is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission (the “SEC”).
      The Audit Committee met 12 times during 2005. The Audit Committee is responsible for:

•	overseeing the accounting and financial reporting processes and audits of our financial statements;

•	overseeing and monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, (iii) our independent auditor’s qualifications, independence and performance, and (iv) our internal accounting and financial controls; and

•	providing to the board additional information and materials as it deems necessary to make the board aware of significant financial matters that require the attention of the board.
      The Audit Committee has adopted a written charter approved by the Board of Directors, which is included as Appendix A to this proxy statement. The Audit Committee Charter is also available on Taleo’s website at www.taleo.com under “Company — Investor Relations — Corporate Governance.”

Compensation Committee
      The Compensation Committee currently consists of Howard Gwin and Jeffrey Schwartz, each of whom is “independent” as such term is defined by the listing standards of The Nasdaq Stock Market. Mr. Gwin is the chairman of the Compensation Committee.
      The Compensation Committee met two times during 2005. The Compensation Committee is responsible for:

•	overseeing our compensation policies, plans and benefit programs and making recommendations to the board with respect to improvements or changes to the plans and other plans proposed for adoption;

•	reviewing and approving for our chief executive officer and other executive officers: (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements and change of control agreements/provisions, (v) signing bonuses or payment of relocation costs, and (vi) any other benefits, compensation or arrangements;

•	approving and evaluating the compensation plans, policies and programs for executive officers; and

•	acting as administrator of our equity compensation plans.
      The Compensation Committee has delegated to the Non-executive Stock Option Committee, consisting of Taleo’s chief executive officer, the authority to grant stock options within certain guidelines to employees other than Taleo’s executive officers.

      The Compensation Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on Taleo’s website at www.taleo.com under “Company — Investor Relations — Corporate Governance.”

Corporate Governance and Nominating Committee
      The Corporate Governance and Nominating Committee currently consists of Mark Bertelsen, Howard Gwin, Eric Herr, James Maikranz, Jeffrey Schwartz and Michael Tierney, each of whom is “independent” as such term is defined by the listing standards of the Nasdaq Stock Market. Mr. Bertelsen is the chairman of the Corporate Governance and Nominating Committee.
      The Corporate Governance and Nominating Committee did not meet during 2005. The Corporate Governance and Nominating Committee is responsible for:

•	reviewing and making recommendations to the board regarding matters concerning corporate governance;

•	reviewing the composition and performance of the board and making recommendations to the board regarding director nominees and director compensation;

•	reviewing and making recommendations to the board regarding committees and their composition; and

•	reviewing conflicts of interest of members of the board of directors and officers.
      The Corporate Governance and Nominating Committee will consider recommendations of candidates for the Board of Directors submitted by the stockholders of Taleo; for more information, see “Corporate Governance Matters — Process for Recommending Candidates for Election to the Board of Directors.” The Corporate Governance and Nominating Committee has adopted a written charter approved by the Board of Directors, a copy of which is available on Taleo’s website at www.taleo.com under “Company — Investor Relations — Corporate Governance.”
Director Compensation
      During 2005, Eric Herr received cash compensation of $15,000, with an additional $25,000 for serving as chairman of our audit committee, and Howard Gwin received cash compensation of $20,000. In addition, all non-employee directors received reimbursement of business, travel and other related expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings.
      Effective January 2006, our non-employee directors currently receive the following compensation:

•	a payment of $25,000 per year for board membership;

•	a payment of $25,000 per year for serving as chairman of the Audit Committee, or a payment of $12,500 per year for serving as a member of the Audit Committee;

•	a payment of $7,500 per year for serving as chairman of the Compensation Committee, or a payment of $3,750 per year for serving as a member of the Compensation Committee; and

•	a payment of $5,000 per year for serving as chairman of the Corporate Governance and Nominating Committee, or a payment of $2,500 per year for serving as a member of the Corporate Governance and Nominating Committee.
Each director may elect to receive up to 50% of such payments in cash, with the balance paid in the form of restricted stock grants, which are subject to vesting restrictions that lapse over time. Directors do not receive cash compensation for attending meetings of the Board of Directors or board committees; however, directors receive reimbursement of business, travel and other related expenses incurred in connection with their attendance at board or board committee meetings.

      In addition, non-employee directors receive the following equity awards:

•	each non-employee director appointed to the Board of Directors will receive an initial option to purchase 25,000 shares of Class A common stock upon such appointment, which vests as to one-third of the shares on each anniversary of the grant date; and

•	non-employee directors who have been directors for at least six months will receive a subsequent option to purchase 6,000 shares of Class A common stock as of the date of each annual meeting of our stockholders, which vests as to all of the shares on the first anniversary of the date of grant.
      In addition, to match the initial option grant described above, Taleo’s current non-employee directors will be granted a one-time option to purchase the difference between the number of shares they have been previously granted and 25,000 shares.
Corporate Governance Matters

Code of Business Conduct and Ethics
      Taleo has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on Taleo’s website at www.taleo.com under “Company — Investor Relations — Corporate Governance.” Taleo will also post on this section of its website any amendment to the Code of Business Conduct and Ethics, as well as any waivers of the Code of Business Conduct and Ethics, that are required to be disclosed by the rules of the SEC or the Nasdaq Stock Market.

Independence of the Board of Directors
      The Board of Directors has determined that, with the exception of Michael Gregoire and Louis Tetu, all of its other members are “independent directors” as that term is defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors
      Any stockholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to the Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee at Taleo’s principal executive offices. Communications received will be distributed to the Chairman of the Board or the other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

Attendance at Annual Stockholder Meetings by the Board of Directors
      Although Taleo does not have a formal policy regarding attendance by members of the Board of Directors at Taleo’s annual meeting of stockholders, Taleo encourages, but does not require, directors to attend. Taleo did not hold an annual meeting in 2005.

Process for Recommending Candidates for Election to the Board of Directors
      The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership on the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Taleo’s Corporate Secretary at Taleo’s principal executive offices and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Taleo within the last three years and evidence of the recommending person’s ownership of Taleo stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve.
      The Corporate Governance and Nominating Committee’s general criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board of Directors for selection, as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	The Committee oversees an annual evaluation of the performance of the Board of Directors as a whole and evaluates the performance of individual members of the Board of Directors eligible for reelection at the annual meeting of stockholders.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for reelection, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (i) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (ii) such issues as character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (iii) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the software industry and Taleo’s business in particular, (iv) have qualifications that will increase the overall effectiveness of the Board of Directors, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	The Committee will apply these same principles when evaluating candidates to the Board of Directors who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of Taleo for the fiscal year ending December 31, 2006, and recommends that the stockholders vote for ratification of such appointment. Deloitte & Touche LLP has audited Taleo’s financial statements since 1999. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.
      Stockholder ratification of the selection of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm is not required by the Taleo’s Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Taleo’s independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and duly cast at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not ratify the selection of Deloitte & Touche LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board of Directors at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Taleo and its stockholders.
The Board of Directors Recommends a Vote “For” Ratification of the Appointment of
Deloitte & Touche LLP as Taleo’s Independent Registered Public Accounting Firm
for the Fiscal Year Ending December 31, 2006.
Principal Accounting Fees and Services
      The following table presents fees billed for professional audit services and other services rendered to Taleo by Deloitte &Touche LLP for the years ended December 31, 2004 and December 31, 2005.

	2004	2005

Audit Fees(1)	$1,118,750	$1,658,187
Audit-Related Fees	—	—
Tax Fees(2)	116,163	13,220
All Other Fees(3)	96,658	14,046

Total	$1,331,571	$1,685,452

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Taleo’s annual financial statements included in Taleo’s Annual Reports on Form 10-K and for the review of the financial statements included in Taleo’s Quarterly Reports on Form 10-Q, as well as services that generally only Taleo’s independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

(2)	Tax Fees consist of tax compliance, tax advice and tax planning fees.

(3)	All Other Fees consist of fees rendered in connection with transfer pricing research and analysis and online reference materials.

Pre-Approval of Audit and Non-Audit Services
      Taleo’s Audit Committee is responsible for appointing, setting compensation for and overseeing the work of Taleo’s independent registered public accounting firm. In connection with these responsibilities, Taleo’s Audit Committee adopted a policy for pre-approving the services and associated fees of Taleo’s independent registered public accounting firm. Under this policy, the Audit Committee must pre-approve all services and associated fees provided to Taleo by its independent registered public accounting firm, with certain exceptions described in the policy. The Policy for Preapproving Services and Fees of the Company’s Independent Auditor is available on Taleo’s website at www.taleo.com under “Company — Investor Relations — Corporate Governance.”
      All Deloitte & Touche LLP services and fees in 2005 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of Taleo’s Class A common stock and Class B common stock, as of April 20, 2006, for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our Class A common stock or Class B common stock;

•	each of our non-employee directors;

•	each of our executive officers named in the Summary Compensation Table of this proxy statement; and

•	all directors and current executive officers of Taleo as a group.

	Shares Beneficially Owned(2)

	Class A		Class B
	Common Stock		Common Stock		Percent of
					Total
	Number of		Number of		Voting
Name of Beneficial Owner(1)	Shares	Percent	Shares	Percent	Power

5% Stockholders:
Bain Capital Funds(3)	3,314,497	17.6%	—	—	14.5%
111 Huntington Avenue Boston, MA 02199
General Catalyst Group, LLC(4)	1,673,989	8.9%	—	—	7.3%
20 University Road, Suite 450 Cambridge, MA 02116
Martin Ouellet(5)	134,009	*	962,118	23.8%	4.8%
Seneca Investments LLC(6)	2,255,869	12.0%	—	—	9.7%
1 Rockefeller Plaza, Suite 1502 New York, NY 10020
Charles Sirois(7)	2,185,829	11.6%	1,267,876	31.4%	15.1%
1000 de La Gauchetiere Street West Montreal, QC Canada H3B 4W8
T. Rowe Price Associates(8)	950,200	8.8%	—	—	4.2%
100 E. Pratt Street Baltimore, Maryland 21202
Wells Fargo & Company(9)	1,006,674	5.3%	—	—	4.4%
420 Montgomery Street San Francisco, CA 94105
Non-Employee Directors:
Mark Bertelsen	5,000	*	—	—	*
Howard Gwin(10)	5,000	*	—	—	*
Eric Herr(11)	11,388	*	—	—	*
James Maikranz(12)	11,388	*	—	—	*
Jeffrey Schwartz(3)	3,314,497	17.6%	—	—	14.5%
Michael Tierney(6)	2,255,869	12.0%	—	—	9.7%
Named Executive Officers:
Michael Gregoire(13)	196,017	1.0%	—	—	*
Louis Tetu(14)	524,863	2.7%	702,977	17.4%	5.2%
Bradford Benson(15)	35,416	*	—	—	*
Jeffrey Carr(16)	51,179	*	—	—	*
Guy Gauvin(17)	191,301	1.0%	—	—	*
Divesh Sisodraker(18)	40,136	*	—	—	*
All directors and current executive officers as a group(12 persons)(19)	6,642,054	32.6%	702,977	17.4%	30.1%

*	Represents less than 1% of the total.

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Taleo Corporation, 575 Market Street, Eighth Floor, San Francisco, California, 94105.

(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 20, 2006, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 18,830,393 shares of Class A common stock and 4,038,287 shares of Class B common stock outstanding on April 20, 2006.

(3)	Includes (i) 2,848,561 shares of Class A common stock held by Bain Capital Venture Fund 2001 (“BCVF”), L.P., whose sole general partner is Bain Capital Venture Investors, LLC (“BVP”), whose sole general partner is Bain Capital Venture Investors, LLC (“BCVI”), (ii) 394,234 shares of Class A common stock held by BCIP Associates II (“BCIP II”), whose sole managing partner is Bain Capital Investors, LLC (“BCI”), and (iii) 71,702 shares of Class A common stock held by BCIP Associates II-B (“BCIP II-B”), whose sole managing partner is BCI. BCI has granted BCVI a power of attorney to vote the shares held by BCIP II and BCIP II-B. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2006. Jeffrey Schwartz, one of our directors, is a limited partner of BVP, a member of BCI, a member and a Managing Director of BCVI and a partner of BCIP II. Accordingly, he may be deemed to beneficially own the shares held by BCVF, BCIP II and BCIP II-B. Mr. Schwartz disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)	As indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 10, 2006.

(5)	Includes 134,009 shares of Class A common stock subject to options that are exercisable within 60 days of April 20, 2006. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 14, 2006.

(6)	Includes (i) 1,773,947 shares of Class A common stock held by E-Services Investments Private Sub LLC (“E-Services”) and (ii) 481,922 shares of Class A common stock issuable upon exercise of a warrant held by E-Services that is exercisable at any time through January 25, 2007. E-Services is a wholly-owned subsidiary of Seneca Investments LLC, which holds voting and dispositive power for the shares held by E-Services. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 13, 2006. Michael Tierney, one of our directors, is the chief executive officer of Seneca Investments LLC. In addition, Mr. Tierney is the majority owner of PGNT Management LLC, which is the majority owner of Seneca Investments LLC. Accordingly, he may be deemed to have voting and dispositive power and beneficially own the shares held of record by E-Services. Mr. Tierney disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes (i) 1,341,854 shares of Class A common stock held by Telesystem Special Fund I, L.P., (ii) 843,975 shares of Class A common stock held by Telesystem Software Ventures Limited (“Telsoft”), (iii) 1,058,400 shares of Class B common stock held by Telsoft and (iv) 209,476 shares of Class B common stock held by a wholly-owned subsidiary of Mr. Charles Sorois. This information was obtained from a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on October 14, 2005.

(8)	As indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 10, 2006.

(9)	As indicated in a filing made with the SEC pursuant to Section 13(g) of the Exchange Act on February 15, 2006.

(10)	All such shares are subject to options that are exercisable within 60 days of April 20, 2006.

(11)	All such shares are subject to options that are exercisable within 60 days of April 20, 2006.

(12)	All such shares are subject to options that are exercisable within 60 days of April 20, 2006.

(13)	Includes 186,017 shares of Class A common stock subject to options that are exercisable within 60 days of April 20, 2006.

(14)	Includes (i) 524,863 shares of Class A common stock subject to options that are exercisable within 60 days of April 20, 2006, (ii) 146,906 shares of Class B common stock held by Louise Couture, Mr. Tetu’s wife, (iii) 97,902 shares of Class B common stock held by Mr. Tetu and (iv) 458,169 shares of Class B common stock held by 9020-8828 Quebec Inc. Mr. Tetu is the sole shareholder of 9020-8828 Quebec Inc.

(15)	All such shares are subject to options that are exercisable within 60 days of April 20, 2006.

(16)	Includes 46,179 shares subject to options that are exercisable within 60 days of April 20, 2006.

(17)	All such shares are subject to options that are exercisable within 60 days of April 20, 2006.

(18)	Includes 29,166 shares subject to options that are exercisable within 60 days of April 20, 2006.

(19)	Includes 1,522,640 shares of Class A common stock subject to options and warrants that are exercisable within 60 days of April 20, 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires Taleo’s executive officers and directors, and persons who own more than 10% of a registered class of Taleo’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish Taleo with copies of all such forms that they file.
      Based solely on its review of the copies of such forms furnished to Taleo and written representations that no other forms were required to be filed during 2005, Taleo believes that its executive officers, directors and 10% stockholders have complied with all Section 16(a) filing requirements applicable to them, with the exceptions noted below.

•	The following persons or entities each filed one late Form 3: the Bain Capital Funds; Bradford Benson; Mark Bertelsen; Jeffrey Carr; Guy Gauvin; General Catalyst Group, LLC; Michael Gregoire; Howard Gwin; Eric Herr; James Maikranz; Jeffrey Schwartz; Seneca Investments LLC; Charles Sirois; Divesh Sisodraker; Louis Tetu; and Michael Tierney.

•	The following persons each filed one late Form 4, each reporting one transaction: Jeffrey Carr; Michael Gregoire; and Divesh Sisodraker.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth information regarding the compensation of the individuals who served as Taleo’s chief executive officer during the last fiscal year, and the four other most highly compensated executive officers during the last fiscal year (the “Named Executive Officers”) for services rendered to Taleo in all capacities during the last three fiscal years.

				Long Term
				Compensation
				Awards

		Annual Compensation(1)		Securities
				Underlying
Name and Principal Position	Year	Salary($)	Bonus(2)($)	Options (#)

Michael Gregoire(3)	2005	239,808	269,000	695,254
President and Chief Executive Officer	2004	—	—	—
	2003	—	—	—
Louis Tetu(4)	2005	214,482	85,793	22,166
Chairman of the Board of Directors	2004	207,745	158,925	50,000
	2003	193,454	250,855	33,333
Bradford Benson(5)	2005	200,000	154,250	100,000
Executive Vice President,	2004	—	—	—
Products and Technology	2003	—	—	—
Jeffrey Carr(6)	2005	225,000	217,500	—
Executive Vice President,	2004	28,990	27,600	116,666
Global Marketing and America Sales	2003	—	—	—
Guy Gauvin	2005	154,427	131,477	—
Executive Vice President,	2004	138,774	119,993	12,500
Global Services	2003	129,227	56,953	20,000
Divesh Sisodraker(7)	2005	165,162	87,744	100,000
Executive Vice President and	2004	—	—	—
Chief Financial Officer	2003	—	—	—

(1)	Amounts derived from Canadian dollars contained in this table have been expressed in U.S. dollars based on the noon buying rate for the Canadian dollar of $1.2923 per U.S. dollar on December 31, 2003 for fiscal 2003, $1.2034 per U.S. dollar on December 31, 2004 for fiscal 2004 and $1.1656 per U.S. dollar on December 30, 2005 for fiscal 2005.

(2)	Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(3)	Mr. Gregoire joined Taleo in March 2005.

(4)	Mr. Tetu served as chief executive officer until March 2005.

(5)	Mr. Benson joined Taleo in January 2005.

(6)	Mr. Carr joined Taleo in November 2004.

(7)	Mr. Sisodraker joined Taleo in April 2005.

Option Grants in Last Fiscal Year
      The following table sets forth, for each of the Named Executive Officers, information regarding stock options granted during fiscal 2005.

	Individual Grants

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees			Option Term(4)
	Options	in Fiscal	Exercise	Expiration
Name	Granted(1)	Year(2)	Price	Date(3)	5%	10%

Michael Gregoire	595,254	36.5%	$13.50	04/15/2015	$5,053,753	$12,807,201
	100,000	6.1%	13.75	12/14/2015	864,730	2,191,396
Louis Tetu	22,166	1.7%	13.50	04/27/2015	188,191	476,913
Bradford Benson	75,000	4.6%	13.50	04/15/2015	636,756	1,613,664
	25,000	1.5%	13.50	04/27/2015	212,252	537,888
Jeffrey Carr	—	—	—	—	—	—
Guy Gauvin	—	—	—	—	—	—
Divesh Sisodraker	100,000	6.1%	13.50	04/27/2015	849,008	2,151,552

(1)	With the exception of Mr. Gregoire’s grant for 100,000 shares, which was granted under the 2005 Stock Plan, these options were granted under the 1999 Stock Plan. All options in this table have exercise prices equal to the fair market value on the date of grant. All of these options vest over a four-year period, at a rate of 25% upon the first anniversary of the vesting commencement date and then at a rate of 1/48th per month thereafter. In addition, these options are subject to certain vesting acceleration provisions. See “Employment Agreements and Change in Control Arrangements.”

(2)	Taleo granted options to purchase 1,632,943 shares of Class A common stock to employees in 2005.

(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Taleo.

(4)	Potential realizable value assumes that the stock price increases from the exercise price from the date of grant until the end of the option term of ten years at the annual rates specified (5% and 10%). The assumed annual rates of appreciation are specified in accordance with rules of the SEC and do not represent Taleo’s estimates or projections of future Class A common stock price growth. Taleo does not necessarily agree that this method can properly determine the projected value of an option.

Option Exercises and Holdings
      The following table sets forth, for each of the Named Executive Officers, certain information concerning stock options exercised during 2005, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005.
      Also reported are values for “in-the-money” options that represent the positive spread between the exercise prices of each outstanding stock option and the fair market value of Taleo’s Class A common stock as of December 30, 2005, the last trading day of fiscal 2005, which was $13.28 per share.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
	Number of		Options at		Options at
	Shares		Fiscal Year End (#)		Fiscal Year End ($)
	Acquired On	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Gregoire	—	—	—	695,254	—	—
Louis Tetu	—	—	506,596	57,236	4,736,520	92,808
Bradford Benson	—	—	—	100,000	—	—
Jeffrey Carr	—	—	31,597	85,069	—	—
Guy Gauvin	—	—	187,238	11,928	1,818,949	55,687
Divesh Sisodraker	—	—	—	100,000	—	—
Equity Compensation Plan Information
      The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under Taleo’s compensation plans as of December 31, 2005.

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in the First Column)

Equity compensation plans approved by security holders	4,002,504	$7.94	1,137,882	(1)
Equity compensation plans not approved by security holders(2)	391,773	13.83	8,227

Total	4,394,277		1,146,109

(1)	Included in this amount are 500,000 shares available for future issuance under the Employee Stock Purchase Plan.

(2)	Amounts correspond to Taleo’s 2005 Stock Plan. In August 2005, the Board of Directors reserved 400,000 shares of Class A common stock under the 2005 Stock Plan for the grant of nonstatutory stock options to Taleo’s employees and consultants. The maximum term of a stock option granted under the 2005 Stock Plan is ten years. Generally, stock options will terminate three months after the optionee’s service to us or a parent or subsidiary company ends. If the termination is due to the optionee’s death or disability, the exercise period generally is extended to 12 months after death or termination of employment. Stock options granted under the 2005 Stock Plan are not transferable and may be exercised only by the optionee during his or her lifetime (or by his or her designated beneficiary or heir). The 2005 Stock Plan provides that in the event of a merger or sale of substantially all of our assets, the successor corporation will assume or substitute each outstanding option. If the outstanding options are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the outstanding option, including shares which would not otherwise be exercisable, for a period of time as determined by the administrator. The option will terminate upon expiration of such period.

Employment Agreements and Change in Control Arrangements

Employment Agreement with Bradford Benson
      On March 8, 2006, Taleo entered into an employment agreement with Bradford Benson, Taleo’s executive vice president, products and technology. The employment agreement provides for an annual base salary of U.S. $200,000, which is subject to annual review and may be adjusted by the board of directors, and an annual target of U.S. $150,000 for aggregate annual and quarterly bonuses. Mr. Benson’s bonus will be determined based upon the achievement of quarterly and yearly performance goals approved by Taleo’s chief executive officer.
      Under the employment agreement, in the event Mr. Benson’s employment is terminated by Taleo without cause or Mr. Benson resigns for good reason, as such terms are defined in the employment agreement, Mr. Benson will receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for six months, and (iii) reimbursement of COBRA premiums provided Mr. Benson elects to continue coverage until the earlier of (1) six months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Benson becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, the vesting schedule of Mr. Benson’s outstanding equity awards will accelerate by six months.
      Further, in the event Mr. Benson’s employment is terminated without cause or Mr. Benson resigns for good reason, within one year following a change of control, as such term is defined in the employment agreement, he will be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for 12 months, (iii) bonus payments at his then current rate for 12 months, and (iv) reimbursement of COBRA premiums provided Mr. Benson elects to continue coverage until the earlier of (1) 12 months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Benson becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, all of Mr. Benson’s outstanding equity awards will vest immediately.
      Also, Mr. Benson is subject to nonsolicitation and noncompetition covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Employment Agreement with Jeffrey Carr
      On March 8, 2006, Taleo entered into an employment agreement with Jeffrey Carr, Taleo’s executive vice president, global marketing and America sales. The employment agreement provides for an annual base salary of U.S. $225,000, which is subject to annual review and may be adjusted by the board of directors, and an annual target of U.S. $250,000 for aggregate annual and quarterly bonuses. Mr. Carr’s bonus will be determined based upon the achievement of quarterly and yearly performance goals approved by Taleo’s chief executive officer.
      Under the employment agreement, in the event Mr. Carr’s employment is terminated by Taleo without cause or Mr. Carr resigns for good reason, as such terms are defined in the employment agreement, Mr. Carr will receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for six months, and (iii) reimbursement of COBRA premiums provided Mr. Carr elects to continue coverage until the earlier of (1) six months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Carr becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, the vesting schedule of Mr. Carr’s outstanding equity awards will accelerate by six months, which awards shall be exercisable for six months after the date of termination.

      Further, in the event Mr. Carr’s employment is terminated without cause or Mr. Carr resigns for good reason, within one year following a change of control, as such term is defined in the employment agreement, he will be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for 12 months, (iii) bonus payments at his then current rate for 12 months, and (iv) reimbursement of COBRA premiums provided Mr. Carr elects to continue coverage until the earlier of (1) 12 months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Carr becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, all of Mr. Carr’s outstanding equity awards will vest immediately, which awards shall be exercisable until the earlier of (i) the expiration of 6 months from Executive’s date of termination, or (ii) the later of (1) December 31st of the calendar year in which such option would have expired pursuant to its original terms, or (2) the 15th day of the third month following the date which such option would have expired pursuant to its original terms. Mr. Carr is entitled to a gross-up payment, not to exceed U.S. $200,000, for any excise tax liabilities under Section 280G of the Internal Revenue Code.
      Also, Mr. Carr is subject to nonsolicitation covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Employment Agreement with Guy Gauvin
      On March 8, 2006, Taleo (Canada) Inc., a subsidiary of Taleo, entered into an employment agreement with Guy Gauvin, Taleo’s executive vice president, global services. The employment agreement provides for an annual base salary of CAD $180,000, which is subject to annual review and may be adjusted by the board of directors, and an annual target of CAD $140,000 for aggregate annual and quarterly bonuses. Mr. Gauvin’s bonus will be determined based upon the achievement of quarterly and yearly performance goals approved by Taleo’s chief executive officer.
      Under the employment agreement, in the event Mr. Gauvin’s employment is terminated by Taleo without cause or Mr. Gauvin resigns for good reason, as such terms are defined in the employment agreement, Mr. Gauvin will receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for 12 months, and (iii) reimbursement of health coverage premiums for 12 months following termination or resignation or until the date Mr. Gauvin becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, the vesting schedule of Mr. Gauvin’s outstanding equity awards will accelerate by six months. If, within one year following a change of control, as such term is defined in the employment agreement, Mr. Gauvin’s employment is terminated without cause or Mr. Gauvin resigns for good reason, he will be entitled to receive the severance payments described above, as well as bonus payments at his then current rate for 12 months, except that all of Mr. Gauvin’s outstanding equity awards will vest immediately.
      Also, Mr. Gauvin is subject to nonsolicitation and noncompetition covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Employment Agreement with Michael Gregoire
      Michael Gregoire, Taleo’s president and chief executive officer, entered into an employment agreement in March 2005. The employment agreement provides for an annual base salary of $300,000, which is subject to annual review and may be adjusted by the board of directors, and an annual target bonus of 100% of base salary. Mr. Gregoire’s annual bonus will be determined based upon based upon the achievement of performance goals approved by the board of directors.
      Under the employment agreement, in the event Mr. Gregoire’s employment is terminated by Taleo without cause or Mr. Gregoire resigns for good reason, as such terms are defined in the employment agreement, Mr. Gregoire will receive a severance payment equal to 12 months of his then current annual base salary payable in one lump-sum within 30 days of such termination or resignation, and continued participation in our health insurance plan for 12 months. In addition, the vesting schedule of Mr. Gregoire’s outstanding equity awards will accelerate by 12 months, and he will be permitted to exercise vested options for 12 months following termination of employment. In addition to the foregoing severance benefits, upon a change of control, as such term is defined in the employment agreement, Mr. Gregoire will receive immediate vesting with respect to half of his outstanding equity awards. If, within 60 days before or 18 months following a change of control, Mr. Gregoire’s employment is terminated without cause or Mr. Gregoire resigns for good reason, he will be entitled to receive a severance payment equal to 12 months of his then current annual base salary plus 100% of his target bonus for the year of termination, and all of Mr. Gregoire’s unvested stock options will vest immediately.
      Also, Mr. Gregoire is subject to a nonsolicitation covenant for one year following termination of employment, as well as customary confidentiality and nondisclosure covenants for the term of employment and thereafter.

Employment Agreement with Divesh Sisodraker
      On March 8, 2006, Taleo entered into an employment agreement with Divesh Sisodraker, Taleo’s executive vice president and chief financial officer. The employment agreement provides for an annual base salary of U.S. $200,000, which is subject to annual review and may be adjusted by the board of directors, and an annual target of U.S. $100,000 for aggregate annual and quarterly bonuses. Mr. Sisodraker’s bonus will be determined based upon the achievement of quarterly and yearly performance goals approved by Taleo’s chief executive officer.
      Under the employment agreement, in the event Mr. Sisodraker’s employment is terminated by Taleo without cause or Mr. Sisodraker resigns for good reason, as such terms are defined in the employment agreement, Mr. Sisodraker will receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for six months, and (iii) reimbursement of COBRA premiums provided Mr. Sisodraker elects to continue coverage until the earlier of (1) six months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Sisodraker becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, the vesting schedule of Mr. Sisodraker’s outstanding equity awards will accelerate by six months.
      Further, in the event Mr. Sisodraker’s employment is terminated without cause or Mr. Sisodraker resigns for good reason, within one year following a change of control, as such term is defined in the employment agreement, he will be entitled to receive (i) prorated bonus payments for any partially completed bonus periods, at an assumed 100% goal achievement rate, (ii) continued payment of his then current annual base salary for 12 months, (iii) bonus payments at his then current rate for 12 months, and (iv) reimbursement of COBRA premiums provided Mr. Sisodraker elects to continue coverage until the earlier of (1) 12 months following termination or resignation, (2) the expiration of coverage, or (3) the date Mr. Sisodraker becomes eligible for substantially equivalent health insurance in connection with new or self-employment. In addition, all of Mr. Sisodraker’s outstanding equity awards will vest immediately.
      Mr. Sisodraker is also eligible to receive reasonable reimbursement for relocation expenses, not to exceed U.S. $30,000, plus a gross-up payment for the taxable portion of the expenses. If Mr. Sisodraker’s employment is terminated with cause or Mr. Sisodraker resigns other than for good reason within one year of his hire date, he must repay a prorated portion of the relocation reimbursements, at a rate of 1/12th per month for each month he is not employed by Taleo during the 12 months from his hire date.
      Also, Mr. Sisodraker is subject to nonsolicitation and noncompetition covenants for 12 months following a termination or resignation of employment that would result in the severance payments described above, as well as customary confidentiality covenants for the term of employment and thereafter.

Cessation of Employment and Board Compensation Agreement with Louis Tetu
      On March 8, 2006, Taleo entered into a cessation of employment and board compensation agreement with Louis Tetu, Taleo’s executive chairman of the board. Pursuant to the agreement, Mr. Tetu’s employment with Taleo terminated on March 1, 2006, and Mr. Tetu was paid his base salary and prorated bonuses for any partially completed bonus periods, at an assumed 100% goal achievement rate, through his termination date.
      The agreement provides that Mr. Tetu will continue to serve as chairman of the board for the duration of the term of the agreement, subject to Taleo’s policies regarding director nominations and any required stockholder approval. The term of the agreement is from the effective date through Taleo’s annual meeting of stockholders in 2008. Taleo will pay Mr. Tetu CAD $166,666 from the effective date of the agreement through December 31, 2006, with such compensation to be paid on a quarterly basis. Beginning January 1, 2007, Mr. Tetu’s compensation will be in accordance with the then-current board compensation policies.
      In the event of a change in control, as such term is defined in the agreement, all of Mr. Tetu’s outstanding stock options will vest immediately. In addition, Mr. Tetu’s outstanding stock options will be exercisable, to the extent vested, for one year following the date Mr. Tetu ceases to be a service provider to Taleo.
      Also, Mr. Tetu is subject to customary confidentiality covenants for the term of service and thereafter.
Compensation Committee Interlocks And Insider Participation
      Taleo’s Compensation Committee currently consists of Howard Gwin and Jeffrey Schwartz. No interlocking relationship exists between any member of Taleo’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Taleo.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Transactions
      Taleo has engaged the law firm of Wilson Sonsini Goodrich & Rosati (“WSGR”) to handle certain legal matters. Mark Bertelsen, a director of Taleo, is a member of WSGR. Payments by Taleo to WSGR were less than one percent of the firm’s gross revenues in the last fiscal year. Taleo believes that the services performed by WSGR were provided on terms no more or less favorable than could have been obtained from unaffiliated third parties.
Investor Rights Agreement
      Taleo has entered into an investor rights agreement with certain of its stockholders, including certain directors, holders of 5% or more of Taleo’s capital stock (“5% Stockholders”) and entities affiliated with such directors and 5% Stockholders. The terms of the investor rights agreement provide holders who previously held shares of preferred stock prior to Taleo’s initial public offering in October 2005, which shares converted into shares of Class A common stock upon the completion of the offering, with certain rights in regard to those shares, including registration rights, demand registration rights, piggy-back registration rights, transfer restrictions, rights of first refusal on issuances of Taleo’s capital stock and restricted share transactions, co-sale or drag-along rights, and other investor rights and obligations as described in the agreement. The registration rights survived Taleo’s initial public offering and will terminate upon the earlier of (i) five years following the completion of the initial public offering, or October 2010, or (ii) with respect to the registration rights of an individual holder, when the holder holds less than 1% of Taleo’s outstanding stock and when the holder can sell all of the holder’s shares in any three-month period pursuant to Rule 144 under the Securities Act of 1933, as amended. The majority of the other rights described above terminated upon the completion of Taleo’s initial public offering.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The primary role of the Audit Committee is to provide oversight and monitoring of Taleo’s management and the independent registered public accounting firm and their activities with respect to Taleo’s financial reporting process. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with Deloitte & Touche LLP and management;

•	discussed with Deloitte & Touche LLP, its independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Deloitte & Touche LLP their independence.
      Based upon the review and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Taleo’s Annual Report on Form 10-K for the year ended December 31, 2005.
      Respectfully submitted by the members of the Audit Committee of the Board of Directors

Eric Herr
Howard Gwin
Michael Tierney

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
      The Compensation Committee of the Board of Directors (the “Committee”) is comprised of two non-employee directors: Howard Gwin and Jeffrey Schwartz. Mr. Gwin is the chairman of the Committee. The Committee is responsible for reviewing the compensation and benefits for Taleo’s executive officers, as well as supervising and making recommendations to the Board of Directors on compensation matters generally. The Committee also administers Taleo’s stock option plans and makes grants to executive officers under Taleo’s stock option plans.
Compensation Philosophy
      The Committee’s compensation philosophy is to provide competitive compensation to Taleo’s executive officers and other employees to attract personnel of the highest caliber in order to maintain Taleo’s competitive position. The executive compensation policies of the Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.
Elements of Compensation
      The objectives of executive officer compensation are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options and various benefits, including medical and life insurance plans.

Base Salary
      Salaries for Taleo’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which Taleo competes for executive talent, and Taleo’s financial performance generally. The weight given each such factor by the Committee may vary from individual to individual.

Incentive Bonuses
      The Committee believes that a cash incentive bonus plan can serve to motivate Taleo’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The Committee sets the specific goals and amount for incentive bonus compensation on an annual basis for the chief executive officer and the other executive officers. Incentive bonus compensation is based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to Taleo’s success and Taleo’s general financial performance.

Stock Option Grants
      Because of the direct relationship between the value of an option and the stock price, the Committee believes that options motivate executive officers to manage Taleo in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on Taleo’s long-term performance, which Taleo believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. In awarding stock options, the Committee and the Board of Directors considered individual performance, overall contribution to Taleo, retention, whether the options were vested or unvested and the total number of stock options to be awarded. The stock options awarded in the year ended December 31, 2005 to executive officers reflect Taleo’s compensation policy to retain and reward executives and employees contributing to Taleo’s accomplishments in the year ended December 31, 2005, and the overall long-term success of Taleo. Additionally, the Committee is currently evaluating other forms of equity incentive compensation as an alternative to stock option grants.

Other Compensation Plans
      Taleo has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees.
Chief Executive Officer Compensation
      The compensation of the chief executive officer is reviewed annually on the same basis as discussed above for all executive officers.
      Pursuant to Michael Gregoire’s employment agreement, which was entered into in March 2005, Mr. Gregoire’s base salary for the year ended December 31, 2005 was $300,000. Mr. Gregoire’s base salary was established in part by comparing the base salaries of chief executive officers of Taleo’s peer group. Also, Mr. Gregoire received options to purchase an aggregate of 695,254 shares of Taleo’s Class A common stock during the year ended December 31, 2005, which vests over a four-year period, at a rate of 25% upon the first anniversary of the vesting commencement date and then at a rate of 1/48th per month thereafter. Additionally, in 2005, Mr. Gregoire earned bonuses of $60,000, $75,000 and $134,000 which were paid on July 31, 2005, November 15, 2005 and March 15, 2006, respectively.
Federal Tax Considerations
      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits Taleo to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code. The Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as “performance-based compensation.” To the extent appropriate, Taleo intends to take the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code.
Summary
      The Committee believes that the compensation of executives by Taleo is appropriate and competitive with the compensation programs provided by other software companies with which Taleo competes for executives and employees. The Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of Taleo on behalf of Taleo’s stockholders.
      Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Howard Gwin
Jeffrey Schwartz

STOCK PRICE PERFORMANCE GRAPH
      The following graph shows a comparison from September 29, 2005 (the date Taleo’s Class A common stock commenced trading on The Nasdaq National Market) through December 31, 2005 of cumulative total return for Taleo’s Class A common stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Computer and Data Processing Index. The graph assumes that $100 was invested on September 29, 2005 in (i) Taleo’s Class A common stock and (ii) each of the indices as noted below, including reinvestment of dividends. No dividends have been paid or declared on Taleo’s Class A common stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG TALEO CORPORATION., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX
OTHER MATTERS
      Taleo knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as Taleo may recommend.
      It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed on the enclosed proxy card, or by executing and returning the accompanying proxy in the enclosed envelope.

THE BOARD OF DIRECTORS
San Francisco, California
May 5, 2006

APPENDIX A
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
TALEO CORPORATION

1.	PURPOSE
      The purpose of the Audit Committee of the Board of Directors of Taleo Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.
      In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2.	MEMBERSHIP AND ORGANIZATION
      Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	each member will be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.
      Meetings. The Audit Committee will meet at least four times annually. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as it deems appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.
      The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

      Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3.	RESPONSIBILITIES AND DUTIES
      The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other matters described in SAS No. 61, and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	reviewing its own charter and processes;

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them;

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
      In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
A Election of Directors     PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of nominees listed below to serve as Class I Directors for a term of three years or until their respective successors have been duly elected and qualified, except as noted.

		For	Withhold

	01 — Mark A. Bertelsen	☐	☐

	02 — Howard Gwin	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as Taleo’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

3.	In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
NOTE: This proxy card should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all should sign.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
■ ■ / ■ ■ / ■ ■ ■ ■

Proxy — Taleo Corporation
ANNUAL MEETING OF STOCKHOLDERS, JUNE 15, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF TALEO CORPORATION
The undersigned stockholder of Taleo Corporation (“Taleo”), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated May 5, 2006, and, revoking all prior proxies, hereby appoints Michael Gregoire and Divesh Sisodraker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Taleo to be held on June 15, 2006 at 2:00 p.m., Pacific time, at The Palace Hotel, located at 2 New Montgomery Street, San Francisco, California 94105 and at any adjournment or postponement thereof, and to vote all shares of Class A common stock and Class B common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.
The Board of Directors recommends a vote FOR the election of the director nominees listed on the reverse side and FOR proposal 2.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
The telephone and Internet voting systems for stockholders of record will be available until 12:00 a.m. (Eastern time) on June 15, 2006.
THANK YOU FOR VOTING